NPC International, Inc. Reports Third Quarter Results

Overland Park, Kansas, (November 14, 2014) - NPC International, Inc. (the “Company” or “NPC”), today reported results for its third fiscal quarter ended September 30, 2014.

THIRD QUARTER HIGHLIGHTS:

•	Pizza Hut comparable store sales decreased (0.7)% rolling over a decrease of (3.6)% last year.

*	Adjusted EBITDA (reconciliation attached) was $23.7MM; a decline of $1.6MM or 6% from the prior year.

•	The Company generated net income of $0.2MM compared to $2.6MM last year.

•	The Company acquired 56 Wendy’s units for $57.1MM, excluding adjustments for working capital, in North Carolina and Virginia.

YEAR-TO-DATE RESULTS:

•	Pizza Hut comparable store sales decreased (3.7)% rolling over a decrease of (3.2)% last year.

•	Adjusted EBITDA (reconciliation attached) of $73.5MM was $23.5MM or 24% below last year.

•	Net income was $1.7MM, a decrease of $22.2MM from last year.

•	Cash balances were $11.6MM.

•	Our leverage ratio was 4.67X Consolidated EBITDA, net of allowable cash balances (as defined in our Credit Agreement).

NPC’s President and CEO Jim Schwartz said, “We are pleased with this quarter’s sequential improvement in our Pizza Hut operating margins and comparable store sales relative to our year-to-date performance. However, we recognize that there is still much work to be done and in many ways the real work is just beginning.

Extreme commodity inflation continued to place significant pressure on our margins and was a primary contributor to our year-over-year EBITDA shortfall; this pressure is expected to continue throughout the remainder of the year. Fortunately, our Wendy’s business continues to deliver performance in line with our pre-acquisition expectations and currently represents nearly 20% of our top-line business on a pro-forma basis.

We continue to work with Pizza Hut brand leadership and expect to launch a major new advertising platform and brand positioning during the fourth quarter that we believe will better connect us with consumers and separate us from competition. Our improved comparable store sales performance this quarter is the result of certain go-forward changes in our promotional strategy that also markedly increased our digital business mix.

We completed a 56-unit acquisition from a Wendy’s franchisee in North Carolina during the quarter and we are pleased with the assimilation efforts and early results from these units. We remain open to opportunistic acquisitions of additional Wendy’s units and the related diversification it provides our business.

We remain enthused about the job that Wendy’s brand leadership is doing to position Wendy’s to win in the marketplace, and we are truly excited about the forthcoming changes at Pizza Hut. We look forward to updating you on our progress following the fourth quarter.”

The Company is a wholly-owned subsidiary of NPC Restaurant Holdings, LLC ("Parent"), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-Q for the fiscal quarter ended September 30, 2014 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s third quarter earnings conference call will be held Monday, November 17, 2014 at 9:00 am CT (10:00 am ET). In addition to a discussion of third quarter results, the call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters. You can access this call by dialing 888-391-6937. The international number is 716-247-5763. The access code for the call is 30153757.

For those unable to participate live, a replay of the call will be available until November 24, 2014 by dialing 855-859-2056 or by dialing international at 404-537-3406. The access code for the replay is 30153757.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,266 Pizza Hut units in 28 states and 144 Wendy’s units in 5 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Parent’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; our ability to successfully complete acquisitions of additional restaurant units; and other factors. These risks and other risks are described in Parent’s filings with the Securities and Exchange Commission, including Parent's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC or may be accessed at www.sec.gov. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	Sept. 30, 2014		Sept. 24, 2013

Net product sales (1)	$287,296	100.0%	$249,348	100.0%
Fees and other income (2)	12,303	4.3%	11,457	4.6%
Total sales	299,599	104.3%	260,805	104.6%
Pizza Hut comparable store sales (net product sales only)	(0.7)%		(3.6)%

Cost of sales (3)	89,114	31.0%	74,144	29.7%
Direct labor (4)	84,431	29.4%	72,773	29.2%
Other restaurant operating expenses (5)	97,443	33.9%	82,028	32.9%
General and administrative expenses (6)	15,932	5.5%	14,637	5.9%
Corporate depreciation and amortization of intangibles	5,343	1.9%	4,747	1.9%
Other	363	0.2%	193	0.1%
Total costs and expenses	292,626	101.9%	248,522	99.7%
Operating income	6,973	2.4%	12,283	4.9%
Interest expense	10,344	3.6%	10,243	4.1%
(Loss) income before income taxes	(3,371)	(1.2)%	2,040	0.8%
Income taxes	(3,533)	(1.2)%	(522)	(0.2)%

Net income	$162	—%	$2,562	1.0%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$15,402		$13,742
Cash Rent Expense	$16,506		$13,770

(1)
Net product sales increased 15.2% primarily due to the incremental sales from our Wendy’s units, which contributed sales of $47.8MM, or 16.6% of net product sales during the quarter. This increase was partially offset by a 0.7% decline in Pizza Hut comparable store sales.

(2)	Fees and other income increased 7.4% due to the increase in delivery transactions compared to the prior year.

(3)
Cost of sales, as a percentage of net product sales, increased primarily due to increased ingredient costs, primarily meats and cheese, and higher food costs associated with our Wendy’s operations partially offset by favorable product mix and promotional activity.

(4)	Direct labor, as a percentage of net product sales, increased largely due to increased delivery transactions, which are a more labor intensive.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased due to sales deleveraging on Pizza Hut fixed costs and increased costs associated with delivery driver insurance reserves, increased advertising costs and increased delivery driver reimbursement expenses associated with increased delivery transactions. These increases were partially offset by lower operating expenses associated with our Wendy’s operations as compared to our Pizza Hut operations.

(6)
General and administrative expenses increased due to field personnel costs and credit card transaction fees attributable to the Wendy’s units acquired over the last twelve months, partially offset by lower incentive compensation and enterprise resource planning expenses for our Pizza Hut operations.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

	39 Weeks Ended
	Sept. 30, 2014		Sept. 24, 2013

Net product sales (1)	$842,831	100.0%	$763,422	100.0%
Fees and other income (2)	38,927	4.6%	38,310	5.0%
Total sales	881,758	104.6%	801,732	105.0%
Pizza Hut comparable store sales (net product sales only)	(3.7)%		(3.2)%

Cost of sales (3)	263,806	31.3%	222,785	29.2%
Direct labor (4)	248,857	29.5%	218,812	28.7%
Other restaurant operating expenses (5)	278,188	33.0%	242,567	31.8%
General and administrative expenses (6)	47,074	5.6%	44,158	5.8%
Corporate depreciation and amortization of intangibles	15,537	1.8%	13,620	1.8%
Other	623	0.1%	742	—%
Total costs and expenses	854,085	101.3%	742,684	97.3%
Operating income	27,673	3.3%	59,048	7.7%
Interest expense	30,548	3.6%	30,720	4.0%
(Loss) income before income taxes	(2,875)	(0.3)%	28,328	3.7%
Income taxes	(4,619)	(0.5)%	4,434	0.6%

Net income	$1,744	0.2%	$23,894	3.1%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$50,507		$35,844
Cash Rent Expense	$47,699		$40,537

(1)
Net product sales increased 10.4% primarily due to the incremental sales from our Wendy’s units, which contributed sales of $110.7MM, or 13.1% of net product sales during the period in addition to a 2.1% increase in equivalent Pizza Hut units. These increases were partially offset by a 3.7% decline in Pizza Hut comparable store sales.

(2)	Fees and other income increased 1.6% due to the increase in delivery transactions compared to the prior year.

(3)	Cost of sales, as a percentage of net product sales, increased primarily due to increased ingredient costs, primarily cheese and meat and higher food costs associated with our Wendy’s operations.

(4)
Direct labor, as a percentage of net product sales, increased largely due to the deleveraging effect of negative comparable store sales on our Pizza Hut fixed and semi-fixed labor costs and increased delivery transactions, which are a more labor intensive.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased due to sales deleveraging on Pizza Hut fixed costs and increased costs associated with delivery driver insurance reserves, which was partially offset by lower operating expenses associated with our Wendy’s operations as compared to our Pizza Hut operations.

(6)
General and administrative expenses increased due to field personnel costs and credit card transaction fees attributable to the Wendy’s units acquired in the last twelve months, partially offset by a decline in incentive compensation and training expense for our Pizza Hut operations.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$11,635	$20,035
Other current assets	39,615	37,069
Total current assets	51,250	57,104

Facilities and equipment, net	196,611	169,950
Franchise rights, net	643,445	640,151
Other noncurrent assets	338,316	337,907
Total assets	$1,229,622	$1,205,112
Liabilities and Members' Equity
Current liabilities:
Other current liabilities	$100,935	$101,630
Current portion of debt	4,158	3,438
Total current liabilities	105,093	105,068

Long-term debt	591,263	561,687
Other noncurrent liabilities	266,169	273,144
Total liabilities	962,525	939,899
Members' equity	267,097	265,213
Total liabilities and members' equity	$1,229,622	$1,205,112

NPC INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	39 Weeks Ended
	Sept. 30, 2014	Sept. 24, 2013

Operating activities
Net income	$1,744	$23,894
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	48,030	40,396
Amortization of debt issuance costs	2,765	2,494
Deferred income taxes	(4,489)	965
Other	(69)	520
Changes in assets and liabilities, excluding acquisitions:
Assets	923	4,468
Liabilities	8,821	4,864
Net cash provided by operating activities	57,725	77,601
Investing activities
Capital expenditures	(50,507)	(35,844)
Acquisition of Wendy's business, net of cash acquired	(56,803)	(21,505)
Proceeds from sale-leaseback transactions	19,429	—
Proceeds from sale or disposition of assets	2,888	554
Net cash used in investing activities	(84,993)	(56,795)
Financing activities
Net payments under revolving credit facility	(7,000)	—
Payments on the term loan	(2,704)	—
Issuance of debt	40,000	—
Debt issue costs	(693)	(89)
Issuance of membership interests, net	140	—
Payment of accrued purchase price to sellers	(10,875)	(2,847)
Net cash provided by (used in) financing activities	18,868	(2,936)
Net change in cash and cash equivalents	(8,400)	17,870
Beginning cash and cash equivalents	20,035	25,493
Ending cash and cash equivalents	$11,635	$43,363

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	Sept. 30, 2014	Sept. 24, 2013	Sept. 30, 2014	Sept. 24, 2013
Adjusted EBITDA:
Net income	$162	$2,562	$1,744	$23,894
Adjustments:
Interest expense	10,344	10,243	30,548	30,720
Income taxes	(3,533)	(522)	(4,619)	4,434
Depreciation and amortization	17,095	14,195	48,030	40,396
Transaction costs	454	85	810	267
Pre-opening expenses and other	320	397	979	1,364
Development and WingStreet incentives	(1,150)	(1,670)	(3,950)	(4,020)
Adjusted EBITDA (1)	$23,692	$25,290	$73,542	$97,055
Adjusted EBITDA Margin(2)	8.2%	10.1%	8.7%	12.7%

Free Cash Flow:
Net cash provided by operating activities	$16,442	$10,809	$57,725	$77,601
Adjustments:
Capital expenditures	(15,402)	(13,742)	(50,507)	(35,844)
Free Cash Flow (3)	$1,040	$(2,933)	$7,218	$41,757

Unit Count Activity

	39 Weeks Ended
	September 30, 2014			September 24, 2013
	Combined	Wendy's	Pizza Hut	Combined	Wendy's	Pizza Hut

Beginning of period	1,354	91	1,263	1,227	—	1,227
Acquired	56	56	—	37	36	1
Developed(4)	17	—	17	34	—	34
Closed(4)	(17)	(3)	(14)	(10)	—	(10)
End of period	1,410	144	1,266	1,288	36	1,252

Equivalent units (5)	1,367	106	1,261	1,259	24	1,235

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, pre-opening expenses and certain other items that are non-operational in nature. Management believes the elimination of these items, as well as income taxes and certain other items of a non-operational nature, as noted in the table above, give investors and management useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under GAAP. Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Adjusted Free Cash Flow as cash flows from operations plus non-recurring predecessor transaction expenses paid from proceeds from the sale of the Company less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business. It should not be inferred that the entire Adjusted Free Cash Flow amount is available for discretionary expenditures.
(4) For Pizza Hut, seven units and five units were relocated or rebuilt and are included in both the developed and closed total above for the 39 weeks ended September 30, 2014, and September 24, 2013, respectively.
(5) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

Contact: Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213

NPCI
SOURCE: NPC International